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                                                                    EXHIBIT 13.1


                        CHINA FINANCE ONLINE CO. LIMITED

                                  Certification

Pursuant to 18 U.S.C. Section 1350, the undersigned, Zhao Zhiwei, Chief Executive Officer of China Finance Online Co. Limited (the "Company"), hereby certifies, to his knowledge, that the Company's annual report on Form 20-F for the year ended December 31, 2005 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date: May 23, 2006              /s/ Zhao Zhiwei
                                _______________________________
                                Name:  Zhao Zhiwei
                                Title: Chief Executive Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C.
Section 1350 and is not being filed as part of the Report or as a separate disclosure document.